EXHIBIT 99.1

Heritage Oaks Bancorp Reports Fourth Quarter and Full Year 2012 Results

PASO ROBLES, Calif., Jan. 24, 2013 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp (the "Company") (Nasdaq:HEOP), a community bank holding company and parent of Heritage Oaks Bank (the "Bank"), reported net income of $3.1 million for the three months ended December 31, 2012, compared with $4.1 million for the same period a year earlier. The decline in net income is largely attributable to the reversal of a portion of our deferred tax asset valuation allowance in the fourth quarter of 2011, whereas, the fourth quarter 2012 reflected a fully normalized tax provision. Income before taxes was a record $4.8 million for the three months ended December 31, 2012, a $0.6 million or 15.0% increase, compared with $4.2 million for the same period a year ago. Net income for the twelve months ended December 31, 2012 increased $5.3 million or 68.8% to a record $13.0 million compared with $7.7 million for the year ended December 31, 2011.

Highlights

  Improved earnings before taxes and provision for loan losses by $3.3 million, or 21.2%, to $18.9 million for the twelve months ended December 31, 2012 compared with $15.6 million for the same period a year ago;

  Grew total deposits $84.7 million or 10.8% to $870.9 million at December 31, 2012 compared with $786.2 million at December 31, 2011. Non-interest bearing deposit accounts grew $56.0 million or 25.8% to $273.2 million at December 31, 2012 compared with $217.2 million at December 31, 2011;

  Completed the acquisition of the Morro Bay branch of Coast National Bank, adding $27.2 million in deposits as of December 31, 2012, which expanded the Bank's presence in the markets we serve;

  Increased total gross loans $43.3 million or 6.7% to $689.6 million at December 31, 2012 compared with $646.3 million at December 31, 2011. Total agriculture lending, inclusive of farmland, and residential mortgage loan portfolios each almost doubled in size from a year ago as the Company focused on expanding these product lines. Total new loan production was $196.1 million for the twelve months ended December 31, 2012 compared with $105.5 for the same period a year earlier;

  Reduced classified assets as a percent of Tier I capital plus ALLL to 35.4% at December 31, 2012 compared with 44.3% at December 31, 2011; and

  Increased regulatory capital ratios to 12.3% and 16.8% for Tier 1 Leverage and Total Risk-Based Capital, respectively at December 31, 2012, and maintained the allowance for loan losses as a percent of total loans at 2.6% at December 31, 2012.

"We are very pleased with our achievements in the fourth quarter and for all of 2012," said Simone Lagomarsino, President and Chief Executive Officer of Heritage Oaks Bancorp.  "We achieved record earnings for 2012, even as we made significant investments in our operations including the hiring of commercial, agri-business, and mortgage loan officers; the opening of a new loan production office in Oxnard; and the completion of the acquisition of the Morro Bay branch in December. In addition, we have made strides in improving our overall credit exposure as reflected in the improvement in the ratio of classified assets to Tier I capital plus ALLL. Today, we are operating from a position of strength and stability, which allows us to focus on our customers and to build new relationships throughout our markets."

Net Income Available to Common Shareholders

Net income available to common shareholders was $2.8 million, or $0.10 per diluted common share, for the three months ended December 31, 2012, compared with $3.9 million, or $0.15 per diluted common share, for the same three months ended a year earlier. Net income available to common shareholders for the year ended December 31, 2012 was $11.6 million, or $0.44 per diluted common share, compared with $6.4 million, or $0.24 per diluted common share for the year ended December 31, 2011. The key components of the change in net income available to common shareholders for the three and twelve month periods are discussed below.

Net Interest Income

Net interest income was $10.8 million, or 4.35% of average interest earning assets, for the three months ended December 31, 2012 compared with $10.9 million, or 4.67% of average earning assets, for the same comparable period a year earlier. For the twelve months ended December 31, 2012, net interest income was $42.5 million, or 4.46% of average interest earning assets, compared with $43.2 million, or 4.71% of average interest earning assets, for the same period a year ago. The decline in net interest margin reflects the continuing trend of margin compression that has taken place throughout 2012, as a result of the historically low interest rate environment.

We continue to anticipate net interest margin pressure due to the very low interest rate environment, a competitive environment for quality loan relationships, increased refinancing activity of existing loans at lower rates, and a change in the mix of our loan portfolio. We are working to mitigate the impact of the pressure on our net interest margin over the short term through efforts to grow the loan portfolio rather than investing in lower yielding investment securities, through reductions in non-accrual loan balances, and through modest reductions in the cost of deposits and borrowings.

Provision for Loan Losses

We recorded no provision for loan losses for the three months ended December 31, 2012 compared with $0.7 million for the same period a year earlier. The lack of a provision in the fourth quarter of 2012 was largely driven by recoveries in the fourth quarter exceeding charge-offs along with continued improvements in the credit quality of the loan portfolio. For the twelve months ended December 31, 2012, we recorded $7.7 million of provision for loan losses compared with $6.1 million for the same period a year ago. The increase in provision for loan losses in 2012 was largely driven by increased specific reserve requirements for a few large loans placed on non-accrual status in the first half of 2012 and to a lesser degree an increase in the overall loan portfolio, offset by improved historical net charge-offs. Net charge-offs declined $2.8 million, or 24% to $8.9 million for the twelve months ended December 31, 2012 compared with $11.7 million for the same period a year earlier. Net charge-offs as a percent of average loans declined to 1.32% for the twelve months ended December 31, 2012, compared with 1.75% for the same period a year earlier. The 2012 ratio of net charge-offs to average loans is the lowest annual level the Company has reported since 2008.

Non-Interest Income

Non-interest income was $3.5 million for the three months ended December 31, 2012, a $0.3 million or 10% increase, compared with $3.2 million for the same period a year earlier. For the twelve months ended December 31, 2012, non-interest income was $12.5 million, a $2.8 million or 29% increase, compared with $9.7 million for the same period a year ago. The increase in non-interest income was primarily the result of higher gain on sale of mortgage loans, investment securities, and Other Real Estate Owned ("OREO").

Non-Interest Expense

Non-interest expense was $9.5 million for the three months ended December 31, 2012 compared with $9.2 million for the same period a year earlier. For the twelve months ended December 31, 2012, non-interest expense was $36.1 million compared with $37.3 million for the same period a year earlier. Non-interest expense has been impacted by an increase in loss provisions for mortgage repurchases for mortgages sold in 2007; an increase in salaries and employee benefits due to higher commissions resulting from higher mortgage loan originations; and the re-establishment of a management incentive compensation plan in 2012. The Company's operating efficiency ratio slightly improved to 67.9% for the twelve months ended December 31, 2012 compared with 68.0% for the same period a year ago. The Company's operating efficiency ratio for 2012 was negatively impacted by one-time expense items, as well as net interest margin compression.

Income Taxes

The provision for income taxes was $1.7 million for the three months ended December 31, 2012 compared with $0.1 million for the same period a year earlier, which prior period included a $1.5 million partial reversal of our deferred tax valuation allowance. For the twelve months ended December 31, 2012, the Company recorded a benefit from income taxes of $1.8 million, which included a reversal of the remaining $5.6 million of deferred tax asset valuation allowance. The tax benefit in 2012 compared with a provision for income taxes of $1.8 million for the same period a year ago, which included the previously mentioned $1.5 million partial valuation allowance reversal. As the earnings outlook improved in late 2011 and into 2012, the Company reversed the valuation allowance based upon our change in expectation of future profitability and therefore our assessment of our ability to fully realize the deferred tax asset. Excluding the impact of the valuation allowance reversals in 2012, the Company's effective tax rate for all of 2012 was 33.9% compared with 34.8% for the same period a year ago.

Balance Sheet

Total assets increased $110.4 million, or 11.2%, to $1.1 billion at December 31, 2012 compared with $987.1 million at December 31, 2011. The increase in total assets was primarily the result of growth in total loans and investment securities. This asset growth was primarily funded by an $84.7 million, or 11%, increase in total deposits; with 66% of the deposit growth coming from non-interest bearing demand deposit accounts. Total stockholders' equity was $145.5 million at December 31, 2012, an increase of $15.9 million or 12.3%, compared with $129.6 million at December 31, 2011. The increase in stockholders' equity was primarily driven by earnings for the year.

The Company's liquidity ratio (total cash and cash equivalents plus unpledged marketable securities divided by the sum of total deposits and short-term liabilities less pledged securities) was 36.4% at December 31, 2012 compared with 35.1% at December 31, 2011.

The Company and the Bank exceeded the ratios generally required to be considered a "well capitalized" financial institution for regulatory purposes. The tier I leverage ratio for the Company and the Bank were 12.3% and 11.9%, respectively at December 31, 2012. The total risk-based Capital ratio for the Company and the Bank were 16.8% and 16.3%, respectively at December 31, 2012. The Company remains current on all obligations, including its junior subordinated debentures, and preferred stock issued under the U.S. Treasury's Capital Purchase Program and privately placed preferred stock.

Asset Quality

Classified loans decreased $2.8 million or 5.2% to $51.1 million at December 31, 2012 compared with $53.9 million at December 31, 2011. Classified assets as a percent of Tier I Capital plus the allowance for loan losses improved to 35.4% at December 31, 2012 compared with 44.3% at December 31, 2011.

Non-accrual loans increased $4.9 million to $17.3 million at December 31, 2012 compared with $12.4 million at December 31, 2011, of which $12.6 million were still paying per their contractual terms. Non-performing loans to gross loans increased to 2.5% at December 31, 2012 from 1.9% at December 31, 2011.  The Company held no OREO at December 31, 2012, a decrease of $0.9 million from December 31, 2011. Total non-performing assets, inclusive of non-accrual loans, increased $4.0 million to $17.3 million at December 31, 2012 compared with $13.3 million at December 31, 2011. The percentage of non-performing assets to total assets was 1.6% at December 31, 2012 compared with 1.4% at December 31, 2011.

Total troubled debt restructurings ("TDRs") outstanding were $11.6 million at December 31, 2012 compared with $3.7 million at December 31, 2011. The increase in the level of reported TDRs in 2012 was largely the result of a single large loan relationship that was modified in the first quarter of 2012. The ALLL was $18.1 million, or 2.6% of total loans, compared with $19.3 million, or 3.0% of total loans at December 31, 2011. The decrease in the ALLL to total loans ratio is due to continued decreases in the historical loss experience of the loan portfolio.

Conference Call

The Company will host a conference call to discuss these fourth quarter results at 8:00 a.m. PST on January 25, 2013. Media representatives, analysts and the public are invited to listen to this discussion by calling (877) 363-5052 and entering the conference ID 88232944, or via on-demand webcast. A link to the webcast will be available on Heritage Oaks Bancorp's website at www.heritageoaksbancorp.com. A replay of the call will be available on Heritage Oaks Bancorp's website later that day and will remain on its site for up to 14 calendar days. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Annual Report on Form 10-K

The Company intends to file with the U.S. Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2012, on or before March 18, 2013.  This report can be accessed at the U.S. Securities and Exchange Commission's website, www.sec.gov. Shortly after filing, it is also available free of charge at the Company's website, www.heritageoaksbancorp.com or by contacting the Company's Investor Relations Department. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

About Heritage Oaks Bancorp

With $1.1 billion in assets, Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank which operates as Heritage Oaks Bank and Business First, a division of Heritage Oaks Bank. Heritage Oaks Bank has its headquarters and two branch offices in Paso Robles, two branch offices in San Luis Obispo and Santa Maria, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton, and Morro Bay, as well as a loan production office in Oxnard. Heritage Oaks Bank conducts commercial banking business in the counties of San Luis Obispo, Santa Barbara, and Ventura. The Business First division has one branch office in Santa Barbara. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

The Heritage Oaks Bancorp logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7045

Forward Looking Statements

This press release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements. All statements other than statements of historical fact are "forward looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as "will likely result," "aims," "anticipates," "believes," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of these words and similar expressions are intended to identify these forward‐looking statements.

Forward looking statements are based on the Company's current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. Forward looking statements are subject to a number of risks and uncertainties that could cause the Company's actual results to differ materially and adversely from those contemplated by the forward looking statements. The Company cautions you against relying on any of these forward looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward looking statements, include the following: the ongoing financial crisis in the United States, including the continuing softness in the California real estate market, and the response of federal and state government and our regulators thereto, general economic conditions in those areas in which the Company operates, competition, fluctuations in interest rates, changes in the Company's business strategy or development plans, changes in governmental regulation, changes in the credit quality of our loan portfolio, as well as economic, political and global changes arising from the war on terrorism, social unrest and other civil disturbances, the Company's ability to increase profitability, sustain growth, the Company's beliefs as to the adequacy of its existing and anticipated allowance for loan losses, beliefs and expectations about, and requirements to comply with the terms of the Memoranda of Understanding issued by regulatory authorities having oversight of the Company's and Bank's operations, and financial policies of the United States government.

Additional information on these risks and other factors that could affect operating results and financial condition are detailed in reports filed by the Company with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed by the Company with the U.S. Securities and Exchange Commission on February 28, 2012. Forward looking statements speak only as of the date they are made, and the Company does not undertake to update forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made, whether as a result of new information, future developments or otherwise, and specifically disclaims any obligation to revise or update such forward looking statements for any reason, except as may be required by law.

Use of Non-GAAP Financial Information

Heritage Oaks Bancorp provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Earnings before income taxes and provision for loan losses, a non-GAAP financial measure, is presented because the Company believes adjusting its results to exclude tax and loan loss provisions provides stockholders with a useful metric for evaluating the core profitability of the Company. A schedule reconciling our GAAP net income to earnings before income taxes and provision for loan losses is provided at the end of the tables below.

Heritage Oaks Bancorp
Consolidated Balance Sheets
(unaudited)

(dollar amounts in thousands)	12/31/2012	9/30/2012	12/31/2011
Assets
Cash and due from banks	$ 23,425	$ 22,917	$ 18,858
Interest bearing due from banks	10,691	21,259	16,034
Total cash and cash equivalents	34,116	44,176	34,892

Securities available for sale, at fair value	287,682	261,451	236,982
Federal Home Loan Bank stock, at cost	4,575	4,575	4,685
Loans held for sale	22,549	12,590	21,947
Gross loans	689,608	678,348	646,286
Net deferred loan fees	(937)	(977)	(1,111)
Allowance for loan losses	(18,118)	(17,987)	(19,314)
Net loans	670,553	659,384	625,861
Property, premises and equipment	15,956	15,238	5,528
Deferred tax assets, net	21,933	22,897	18,226
Bank owned life insurance	15,349	15,223	14,835
Goodwill	11,237	11,049	11,049
Core deposit intangible	1,744	1,424	1,682
Other real estate owned	--	615	917
Other assets	11,838	10,057	10,534
Total assets	$ 1,097,532	$ 1,058,679	$ 987,138

Liabilities
Deposits
Demand, non-interest bearing	273,242	267,199	217,245
Savings, NOW, and money market	411,274	410,147	376,252
Time deposits under $100	89,249	88,738	102,628
Time deposits of $100 or more	97,105	88,948	90,083
Total deposits	870,870	855,032	786,208
Short term FHLB borrowing	33,000	9,500	29,500
Long term FHLB borrowing	33,500	36,500	22,000
Junior subordinated debentures	8,248	8,248	8,248
Other liabilities	6,385	7,114	11,628
Total liabilities	952,003	916,394	857,584

Stockholders' equity
Preferred stock, 5,000,000 shares authorized: Series A senior preferred stock; $1,000 per share stated value issued and outstanding: 21,000 shares	20,536	20,441	20,160
Series C preferred stock, $3.25 per share stated value; issued and outstanding: 1,189,538 shares	3,604	3,604	3,604
Common stock, no par value; authorized: 100,000,000 shares; issued and outstanding: 25,307,110; 25,288,430; and 25,145,717 as of December 31, 2012; September 30, 2012; and December 31, 2011, respectively	101,354	101,296	101,140
Additional paid in capital	7,337	7,240	7,006
Retained earnings / (accumulated deficit)	8,773	6,004	(2,794)
Accumulated other comprehensive income	3,925	3,700	438
Total stockholders' equity	145,529	142,285	129,554
Total liabilities and stockholders' equity	$ 1,097,532	$ 1,058,679	$ 987,138

Book value per common share	$ 4.78	$ 4.65	$ 4.17

Tangible book value per common share	$ 4.27	$ 4.16	$ 3.67

Heritage Oaks Bancorp
Consolidated Statements of Income
(unaudited)

	Three Months Ended
(dollar amounts in thousands except per share data)	12/31/2012	9/30/2012	12/31/2011
Interest Income
Interest and fees on loans	$ 9,989	$ 9,716	$ 10,213
Interest on investment securities	1,585	1,783	1,779
Other interest income	75	20	20
Total interest income	11,649	11,519	12,012
Interest Expense
Interest on savings, NOW and money market deposits	273	288	336
Interest on time deposits under $100	185	205	310
Interest on time deposits in denominations of $100 or more	215	226	314
Other borrowings	213	215	146
Total interest expense	886	934	1,106
Net interest income before provision for loan losses	10,763	10,585	10,906
Provision for loan losses	--	1,286	693
Net interest income after provision for loan losses	10,763	9,299	10,213
Non-Interest Income
Fees and service charges	620	611	633
Mortgage gain on sale and origination fees	1,192	1,181	895
Debit/credit card fee income	460	460	421
Earnings on bank owned life insurance	150	148	152
Gain on sale of investment securities	923	329	796
Gain on sale of other real estate owned	87	102	44
Other Income	116	153	272
Total non-interest income	3,548	2,984	3,213
Non-Interest Expense
Salaries and employee benefits	4,782	4,532	4,258
Equipment	390	395	412
Occupancy	745	728	1,003
Promotional	258	171	177
Data processing	642	551	721
OREO related costs	31	54	115
Write-downs of foreclosed assets	--	53	230
Regulatory assessment costs	358	371	527
Audit and tax advisory costs	206	146	265
Director fees	116	126	146
Outside services	821	730	490
Provision for potential mortgage repurchases	210	125	(160)
Amortization of intangible assets	84	86	89
Other general operating costs	831	727	948
Total non-interest expense	9,474	8,795	9,221
Income before provision / (benefit from) for income taxes	4,837	3,488	4,205
Provision / (benefit) for income taxes	1,710	(2,940)	75
Net income	3,127	6,428	4,130
Dividends and accretion on preferred stock	357	357	251
Net income available to common shareholders	$ 2,770	$ 6,071	$ 3,879

Weighted Average Shares Outstanding
Basic	25,101,083	25,089,325	25,054,204
Diluted	26,485,728	26,430,717	26,261,179
Earnings Per Common Share
Basic	$ 0.11	$ 0.24	$ 0.16
Diluted	$ 0.10	$ 0.23	$ 0.15

Heritage Oaks Bancorp
Consolidated Statements of Income
(unaudited)

	Twelve Months Ended
(dollar amounts in thousands except per share data)	12/31/2012	12/31/2011
Interest Income
Interest and fees on loans	$ 39,278	$ 41,345
Interest on investment securities	6,896	6,794
Other interest income	147	88
Total interest income	46,321	48,227
Interest Expense
Interest on savings, NOW and money market deposits	1,147	1,508
Interest on time deposits under $100	892	1,448
Interest on time deposits in denominations of $100 or more	949	1,526
Other borrowings	830	541
Total interest expense	3,818	5,023
Net interest income before provision for loan losses	42,503	43,204
Provision for loan losses	7,681	6,063
Net interest income after provision for loan losses	34,822	37,141
Non-Interest Income
Fees and service charges	2,568	2,453
Mortgage gain on sale and origination fees	4,263	2,645
Debit/credit card fee income	1,782	1,632
Earnings on bank owned life insurance	602	596
Gain on sale of investment securities	2,619	1,983
Gain / (loss) on sale of other real estate owned	199	(543)
Other income	515	964
Total non-interest income	12,548	9,730
Non-Interest Expense
Salaries and employee benefits	18,304	17,630
Equipment	1,613	1,739
Occupancy	3,287	3,771
Promotional	690	668
Data processing	2,553	2,975
OREO related costs	248	670
Write-downs of foreclosed assets	86	1,198
Regulatory assessment costs	1,596	2,360
Audit and tax advisory costs	679	779
Director fees	474	483
Outside services	2,393	1,524
Provision for potential mortgage repurchases	1,192	169
Amortization of intangible assets	342	445
Other general operating costs	2,674	2,907
Total non-interest expense	36,131	37,318
Income before (benefit from) / provision for income taxes	11,239	9,553
(Benefit from) / provision for income taxes	(1,798)	1,828
Net income	13,037	7,725
Dividends and accretion on preferred stock	1,470	1,358
Net income available to common shareholders	$ 11,567	$ 6,367

Weighted Average Shares Outstanding
Basic	25,081,462	25,048,477
Diluted	26,401,871	26,254,745
Earnings Per Common Share
Basic	$ 0.46	$ 0.25
Diluted	$ 0.44	$ 0.24

Heritage Oaks Bancorp
Key Ratios

	Three Months Ended			Twelve Months Ended
PROFITABILITY / PERFORMANCE RATIOS	12/31/2012	9/30/2012	12/31/2011	12/31/2012	12/31/2011
Net interest margin	4.35%	4.36%	4.67%	4.46%	4.71%
Return on average equity	8.59%	18.60%	12.87%	9.49%	6.19%
Return on average common equity	9.16%	21.40%	14.98%	10.26%	6.35%
Return on average tangible common equity	10.23%	24.08%	17.12%	11.55%	7.29%
Return on average assets	1.17%	2.46%	1.66%	1.27%	0.79%
Non interest income to total net revenue	24.79%	21.99%	22.76%	22.79%	18.38%
Yield on interest earning assets	4.70%	4.75%	5.15%	4.86%	5.26%
Cost of interest bearing liabilities	0.55%	0.58%	0.71%	0.60%	0.79%
Cost of funds	0.39%	0.42%	0.52%	0.43%	0.60%
Operating efficiency ratio (1)	70.36%	65.47%	66.17%	67.88%	67.98%

ASSET QUALITY RATIOS

Non-performing loans to total gross loans	2.51%	3.02%	1.91%
Non-performing loans to equity	11.89%	14.39%	9.55%
Non-performing assets to total assets	1.58%	1.99%	1.35%
Allowance for loan losses to total gross loans	2.63%	2.65%	2.99%
Net charge-offs / (recoveries) to average loans outstanding, annualized	-0.07%	0.85%	1.08%	1.32%	1.75%
Classified assets to Tier I + ALLL	35.40%	41.58%	44.31%
30-89 Day Delinquency Rate	0.12%	0.19%	0.12%

CAPITAL RATIOS

Company
Leverage ratio	12.32%	12.15%	12.06%
Tier I Risk-Based Capital Ratio	15.55%	14.92%	14.81%
Total Risk-Based Capital Ratio	16.81%	16.19%	16.07%

Bank
Leverage ratio	11.93%	11.75%	11.85%
Tier I Risk-Based Capital Ratio	15.02%	14.40%	14.51%
Total Risk-Based Capital Ratio	16.28%	15.66%	15.77%

(1) The efficiency ratio is defined as total non interest expense as a percent of the combined net interest income plus non interest income, exclusive of gains and losses on securities sales, other than temporary impairment losses, gains and losses on sale of OREO and other OREO related costs and gains and losses on sale of fixed assets.

Heritage Oaks Bancorp
Average Balances

	Three Months Ended
	12/31/2012			9/30/2012			12/31/2011
(dollar amounts in thousands)	Balance	Yield/Rate	Inc/Exp	Balance	Yield/Rate	Inc/Exp	Balance	Yield/Rate	Inc/Exp
Interest Earning Assets
Investments with other banks	$ --	0.00%	$ --	$ --	0.00%	$ --	$ --	0.00%	$ --
Interest bearing due from banks	16,006	0.20%	8	13,042	0.15%	5	16,362	0.15%	6
Investment securities taxable	203,846	2.07%	1,061	204,291	2.45%	1,256	208,096	2.72%	1,425
Investment securities non taxable	63,538	3.28%	524	62,634	3.35%	527	36,451	3.85%	354
Other investments	6,479	4.11%	67	6,478	0.92%	15	6,588	0.84%	14
Loans (1)	695,457	5.71%	9,989	678,655	5.70%	9,716	658,397	6.15%	10,213
Total earning assets	$ 985,326	4.70%	$11,649	$ 965,100	4.75%	$ 11,519	$ 925,894	5.15%	$ 12,012
Allowance for loan losses	(18,998)			(18,207)			(20,500)
Other assets	96,267			92,880			79,171
Total assets	$ 1,062,595			$1,039,773			$ 984,565

Interest Bearing Liabilities
Interest bearing demand	$ 72,490	0.12%	$ 22	$ 70,664	0.13%	$ 23	$ 63,667	0.10%	$ 16
Savings	37,312	0.10%	9	36,454	0.10%	9	32,546	0.11%	9
Money market	298,130	0.32%	242	295,792	0.34%	256	278,739	0.44%	312
Time deposits	176,474	0.90%	400	182,138	0.94%	431	199,583	1.24%	623
Total interest bearing deposits	584,406	0.46%	673	585,048	0.49%	719	574,535	0.66%	960
Other secured borrowing	--	0.00%	--	--	0.00%	--	11	0.00%	--
Federal Home Loan Bank borrowing	50,266	1.35%	171	45,527	1.48%	169	37,766	1.07%	102
Junior subordinated debentures	8,248	2.03%	42	8,248	2.22%	46	8,248	2.12%	44
Total borrowed funds	58,514	1.45%	213	53,775	1.59%	215	46,025	1.26%	146
Total interest bearing liabilities	642,920	0.55%	886	638,823	0.58%	934	620,560	0.71%	1,106
Non interest bearing demand	266,284			255,241			225,592
Total funding	909,204	0.39%	886	894,064	0.42%	934	846,152	0.52%	1,106
Other liabilities	8,548			8,252			11,098
Total liabilities	$ 917,752			$ 902,316			$ 857,250

Stockholders' Equity
Total stockholders' equity	144,843			137,457			127,315
Total liabilities and stockholders' equity	$ 1,062,595			$1,039,773			$ 984,565

Net interest margin		4.35%			4.36%			4.67%

Interest Rate Spread		4.15%	$10,763		4.17%	$ 10,585		4.44%	$ 10,906

(1) Non-accrual loans have been included in total loans.

Heritage Oaks Bancorp
Average Balances

	Twelve Months Ended
	12/31/2012			12/31/2011
(dollar amounts in thousands)	Balance	Yield/Rate	Inc/Exp	Balance	Yield/Rate	Inc/Exp
Interest Earning Assets
Investments with other banks	$ --	0.00%	$ --	$ 58	1.72%	$ 1
Interest bearing due from banks	15,193	0.17%	26	16,343	0.18%	30
Investment securities taxable	202,109	2.45%	4,944	187,527	2.83%	5,304
Investment securities non taxable	57,065	3.42%	1,952	36,888	4.04%	1,490
Other investments	6,519	1.86%	121	7,934	0.72%	57
Loans (1)	672,929	5.84%	39,278	667,606	6.19%	41,345
Total interest earning assets	$ 953,815	4.86%	$ 46,321	$ 916,356	5.26%	$48,227
Allowance for loan losses	(19,169)			(22,895)
Other assets	90,315			83,527
Total assets	$ 1,024,961			$ 976,988

Interest Bearing Liabilities
Interest bearing demand	$ 67,986	0.11%	$ 77	$ 64,187	0.15%	$ 95
Savings	35,769	0.10%	36	32,153	0.14%	46
Money market	289,079	0.36%	1,034	275,278	0.50%	1,367
Time deposits	183,803	1.00%	1,841	214,677	1.39%	2,974
Total interest bearing deposits	$ 576,637	0.52%	$ 2,988	$ 586,295	0.76%	$ 4,482
Other secured borrowing	--	0.00%	--	3	0.00%	--
Federal Home Loan Bank borrowing	50,153	1.27%	638	38,527	0.97%	372
Junior subordinated debentures	8,248	2.33%	192	8,248	2.05%	169
Total borrowed funds	58,401	1.42%	830	46,778	1.16%	541
Total interest bearing liabilities	635,038	0.60%	3,818	633,073	0.79%	5,023
Non interest bearing demand	243,304			208,646
Total funding	878,342	0.43%	3,818	841,719	0.60%	5,023
Other liabilities	9,227			10,445
Total liabilities	$ 887,569			$ 852,164

Stockholders' Equity
Total stockholders' equity	137,392			124,824
Total liabilities and stockholders' equity	$ 1,024,961			$ 976,988

Net interest margin		4.46%			4.71%

Interest Rate Spread		4.26%	$ 42,503		4.47%	$43,204

(1) Non-accrual loans have been included in total loans.

Heritage Oaks Bancorp
Loans and Deposits

(dollar amounts in thousands)
Loans	12/31/2012	9/30/2012	12/31/2011
Real Estate Secured
Multi-family residential	$ 21,467	$ 16,429	$ 15,915
Residential 1 to 4 family	41,444	37,837	20,839
Home equity lines of credit	31,863	32,422	31,047
Commercial	372,592	374,799	357,499
Farmland	25,642	23,416	8,155
Total real estate secured	493,008	484,903	433,455
Commercial
Commercial and industrial	125,340	119,496	141,065
Agriculture	21,663	17,948	15,740
Other	61	66	89
Total commercial	147,064	137,510	156,894
Construction
Single family residential	8,074	11,267	13,039
Single family residential - Spec.	535	420	8
Multi-family	778	787	1,669
Commercial	10,329	14,401	8,015
Total construction	19,716	26,875	22,731
Land	24,664	23,633	26,454
Installment loans to individuals	4,895	5,146	6,479
All other loans (including overdrafts)	261	281	273
Total gross loans	689,608	678,348	646,286
Deferred loan fees	937	977	1,111
Allowance for loan losses	18,118	17,987	19,314
Total net loans	$ 670,553	$ 659,384	$ 625,861
Loans held for sale	$ 22,549	$ 12,590	$ 21,947

Deposits	12/31/2012	9/30/2012	12/31/2011
Demand, non-interest bearing	$ 273,242	$ 267,199	$ 217,245
Interest-bearing demand	76,728	75,187	64,298
Savings	41,021	36,940	33,740
Money market	293,525	298,020	278,214
Time deposits	186,354	177,686	192,711
Total deposits	$ 870,870	$ 855,032	$ 786,208

Heritage Oaks Bancorp
Allowance for Loan Losses, Non-Performing and Classified Assets

	Three Months Ended
Allowance for Loan Losses	12/31/2012	9/30/2012	12/31/2011
Balance, beginning of period	$ 17,987	$ 18,149	$ 20,409
Provision for loan losses	--	1,286	693
Loans charge-off
Residential 1 to 4 family	11	106	30
Commercial real estate	--	--	161
Commercial and industrial	717	261	254
Agriculture	145	1,250	115
Construction	460	92	--
Installment loans to individuals	155	9	5
Total loan charge-offs	1,488	1,718	565
Recoveries of loans previously charged-off	1,619	270	437
Charge-offs related to loan sales
Commercial real estate	--	--	1,268
Farmland	--	--	392
Net charge-offs related to loan sales	--	--	1,660
Balance, end of period	$ 18,118	$ 17,987	$ 19,314

Net charge-offs / (recoveries)	$ (131)	$ 1,448	$ 1,788

Non-Performing Assets	12/31/2012	9/30/2012	12/31/2011
Loans on non-accrual status
Residential 1-4 family	$ 835	$ 907	$ 622
Home equity lines of credit	58	381	359
Commercial real estate	928	4,428	4,551
Farmland	1,077	1,089	--
Commercial and industrial	4,657	3,243	1,625
Agriculture	907	1,075	2,327
Construction	1,380	1,840	937
Land	7,182	7,300	1,886
Installment	285	206	61
Total non-accruing loans	$ 17,309	$ 20,469	$ 12,368
Total non-performing loans	17,309	20,469	12,368
Other real estate owned (OREO)	--	615	917
Other repossessed assets	--	--	42
Total non-performing assets	$ 17,309	$ 21,084	$ 13,327

Classified assets	12/31/2012	9/30/2012	12/31/2011
Loans	$ 51,130	$ 57,553	$ 53,953
Other real estate owned (OREO)	--	615	917
Other	308	342	5,166
Total classified assets	$ 51,438	$ 58,510	$ 60,036

Classified assets to Tier I + ALLL	35.40%	41.58%	44.31%

Note: Classified assets consists of substandard and non-performing loans, OREO, non-investment grade securities, other repossessed assets, loans held for sale that were substandard and substandard letters of credit.

Heritage Oaks Bancorp
Quarter to Date Non-Performing Loan Reconciliation

	Balance				Transfers	Returns to		Transfers	Balance
	September 30,		Net		to Foreclosed	Accrual	Net	to Held	December 31,
(dollar amounts in thousands)	2012	Additions	Paydowns	Advances	Collateral	Status	Charge-offs	for Sale	2012
Real Estate Secured
Residential 1 to 4 family	$ 907	$ 100	$ (161)	$ --	$ --	$ --	$ (11)	$ --	$ 835
Home equity line of credit	381	--	(323)	--	--	--	--	--	58
Commercial	4,428	389	(3,889)	--	--	--	--	--	928
Farmland	1,089	--	(12)	--	--	--	--	--	1,077
Commercial
Commercial and industrial	3,243	3,036	(905)	--	--	--	(717)	--	4,657
Agriculture	1,075	--	(23)	--	--	--	(145)	--	907
Other	--	--	--	--	--	--	--	--	--
Construction
Commercial	1,840	--	--	--	--	--	(460)	--	1,380
Land	7,300	--	(118)	--	--	--	--	--	7,182
Installment loans to individuals	206	271	(37)	--	--	--	(155)	--	285

Totals	$ 20,469	$ 3,796	$ (5,468)	$ --	$ --	$ --	$ (1,488)	$ --	$ 17,309

Heritage Oaks Bancorp
Year to Date Non-Performing Loan Reconciliation

	Balance				Transfers	Returns to		Transfers	Balance
	December 31,		Net		to Foreclosed	Accrual	Net	to Held	December 31,
(dollar amounts in thousands)	2011	Additions	Paydowns	Advances	Collateral	Status	Charge-offs	for Sale	2012
Real Estate Secured
Residential 1 to 4 family	$ 527	$ 614	$ (189)	$ --	$ --	$ --	$ (117)	$ --	$ 835
Home equity line of credit	359	65	(366)	--	--	--	--	--	58
Commercial	4,551	6,981	(4,694)	--	--	(3,556)	(2,354)	--	928
Farmland	--	1,089	(12)	--	--	--	--	--	1,077
Commercial		--	--	--	--	--	--	--
Commercial and industrial	1,625	8,272	(1,608)	--	(344)	--	(3,288)	--	4,657
Agriculture	2,327	484	(59)	--	--	--	(1,845)	--	907
Construction
Single family residential	937	--	(937)	--	--	--	--	--	--
Commercial	--	2,508	--	--	--	--	(1,128)	--	1,380
Land	1,981	9,217	(1,700)	--	(162)	--	(2,154)	--	7,182
Installment loans to individuals	61	451	(43)	--	--	--	(184)	--	285

Totals	$ 12,368	$ 29,681	$ (9,608)	$ --	$ (506)	$ (3,556)	$ (11,070)	$ --	$ 17,309

Heritage Oaks Bancorp
Quarter to Date OREO Reconciliation

	Balance				Balance
	September 30,				December 31,
(dollar amounts in thousands)	2012	Additions	Sales	Writedowns	2012
Real Estate Secured
Residential 1 to 4 family	$ 400	$ --	$ (400)	$ --	$ --
Commercial	215	--	(215)	--	--

Totals	$ 615	$ --	$ (615)	$ --	$ --

Heritage Oaks Bancorp
Year to Date OREO Reconciliation

	Balance				Balance
	December 31,				December 31,
(dollar amounts in thousands)	2011	Additions	Sales	Writedowns	2012
Real Estate Secured
Residential 1 to 4 family	$ --	$ 607	$ (576)	$ (31)	$ --
Commercial	215	--	(215)	--	--
Construction
Single family residential - Spec.	423	--	(397)	(26)	--
Tract	100	--	(100)	--	--
Land	179	162	(300)	(41)	--

Totals	$ 917	$ 769	$ (1,588)	$ (98)	$ --

Heritage Oaks Bancorp
Reconciliation of GAAP to Non-GAAP Financial Measure

	Three Months Ended			Twelve Months Ended
(dollar amounts in thousands)	12/31/2012	9/30/2012	12/31/2011	12/31/2012	12/31/2011
GAAP Net Income	$ 3,127	$ 6,428	$ 4,130	$ 13,037	$ 7,725
Adjusted for:
Provision / (benefit) for income taxes	1,710	(2,940)	75	(1,798)	1,828
Provision for loan losses	--	1,286	693	7,681	6,063

Non-GAAP earnings before income taxes and provision for loan losses	$ 4,837	$ 4,774	$ 4,898	$ 18,920	$ 15,616
CONTACT: Simone Lagomarsino, President & Chief Executive Officer
         1222 Vine Street
         Paso Robles, California 93446
         805.369.5260
         slagomarsino@heritageoaksbank.com

         Mark Olson, EVP & Chief Financial Officer
         1222 Vine Street
         Paso Robles, California 93446
         805.369.5107
         molson@heritageoaksbank.com